Exhibit 99.1
10x Genomics Reports Third Quarter 2021 Financial Results

Q3 2021 revenue growth of 74% over prior year and 8% over prior quarter
PLEASANTON, Calif. November 3, 2021 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the third quarter ended September 30, 2021.
Recent Highlights
•Revenue was $125.3 million for the third quarter, representing a 74% increase over the corresponding period of 2020 and an 8% increase compared to the second quarter of 2021.
•Began shipping the Chromium X instrument, providing flexible analysis of up to one million cells per experiment, and high-throughput Gene Expression and Immune Profiling consumables, enabling affordable and routine large-scale gene expression and multiomic analyses.
•Continued the strong momentum of customer publications by surpassing 3,000 research papers using our products, advancing scientific discovery in application areas such as oncology, immunology, neuroscience and infectious disease.
"Our team delivered strong results this quarter, successfully launching the Chromium X while navigating the complexities of this operating environment," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "Our conviction in the vast opportunity ahead remains as strong as ever, and we will accelerate our investments to continue to innovate, drive scale and fulfill the promise of single cell and spatial biology."
Third Quarter 2021 Financial Results
Revenue was $125.3 million for the three months ended September 30, 2021, a 74% increase from $71.8 million for the three months ended September 30, 2020. This increase was primarily the result of increased consumables revenue driven by growth in the instrument installed base.
Gross margin was 80% for the third quarter of 2021, which is flat as compared to 80% for the corresponding prior year period as lower accrued royalties related to the Bio-Rad litigation were offset by the impact in shifting product mix.
Operating expenses were $116.7 million for the third quarter of 2021, a 5% decrease from $122.7 million for the three months ended September 30, 2020. This decrease was driven by lower in-process research and development expense this quarter due to the $40.6 million charge during the quarter ended September 30, 2020 related to the acquisition of CartaNA and decreased legal expenses. This decrease was partially offset by increased operating expenses related to higher personnel expenses, including stock-based compensation, increased expenses related to facilities and technology and increased marketing expenses.
Operating loss was $15.9 million for the third quarter of 2021, as compared to $65.3 million for the corresponding prior year period which included $40.6 million of in-process research and development expense related to the acquisition of CartaNA. Operating loss includes $26.0 million of stock-based compensation for the third quarter of 2021, as compared to $13.8 million for the third quarter of 2020.
Net loss was $17.2 million for the third quarter of 2021, as compared to a net loss of $65.8 million for the corresponding prior year period.
Cash and cash equivalents were $600.4 million as of September 30, 2021.
2021 Financial Guidance
10x Genomics is revising its full year 2021 revenue guidance to $490 million to $500 million, representing 64% to 67% growth over full year 2020 revenue.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2021 financial results, business developments and outlook after market close on Wednesday, November 3, 2021 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2020 based on publications and all of the top 20 global pharmaceutical companies by 2020 research and development spend, and have been cited in over 3,000 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 1,200 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the company’s business operations, financial performance and results of operations, including its expectations for full year 2021 revenue as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors, including the potential impact of the ongoing COVID-19 pandemic. Other risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is unprecedented and continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$125,297	$71,817	$346,960	$186,627
Cost of revenue (1)	24,518	14,411	46,493	39,571
Gross profit	100,779	57,406	300,467	147,056
Operating expenses:
Research and development (1)	54,582	30,143	149,867	83,670
In-process research and development	—	40,637	—	40,637
Selling, general and administrative (1)	62,076	51,549	187,683	146,352
Accrued contingent liabilities	—	332	(660)	956
Total operating expenses	116,658	122,661	336,890	271,615
Loss from operations	(15,879)	(65,255)	(36,423)	(124,559)
Other income (expense):
Interest income	49	28	157	1,471
Interest expense	(219)	(397)	(649)	(1,365)
Other (expense) income, net	(599)	361	(807)	121
Loss on extinguishment of debt	—	—	—	(1,521)
Total other expense	(769)	(8)	(1,299)	(1,294)
Loss before provision for income taxes	(16,648)	(65,263)	(37,722)	(125,853)
Provision for income taxes	523	585	2,052	1,305
Net loss	$(17,171)	$(65,848)	$(39,774)	$(127,158)
Other comprehensive income:
Foreign currency translation adjustment	136	(366)	244	(6)
Comprehensive loss	$(17,035)	$(66,214)	$(39,530)	$(127,164)
Net loss per share, basic and diluted	$(0.15)	$(0.65)	$(0.36)	$(1.28)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	110,874,249	101,341,945	109,826,104	99,058,139
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$878	$398	$2,183	$1,108
Research and development	11,226	5,467	30,162	14,398
Selling, general and administrative	13,846	7,919	36,713	18,851
Total stock-based compensation expense	$25,950	$13,784	$69,058	$34,357

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$600,440	$663,603
Restricted cash	28	16,567
Accounts receivable, net	78,430	51,208
Inventory	51,141	29,959
Prepaid expenses and other current assets	14,065	13,029
Total current assets	744,104	774,366
Property and equipment, net	142,589	72,840
Restricted cash	8,597	8,474
Operating lease right-of-use assets	60,715	46,983
Goodwill	4,511	—
Other non-current assets	30,056	26,678
Total assets	$990,572	$929,341
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,037	$4,709
Accrued compensation and related benefits	27,182	15,383
Accrued expenses and other current liabilities	46,187	43,453
Deferred revenue	5,505	4,472
Operating lease liabilities	4,464	5,936
Accrued contingent liabilities	—	44,173
Total current liabilities	100,375	118,126
Accrued license fee, noncurrent	5,814	11,171
Operating lease liabilities, noncurrent	75,735	57,042
Other noncurrent liabilities	8,427	3,930
Total liabilities	190,351	190,269
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,644,897	1,544,218
Accumulated deficit	(844,872)	(805,098)
Accumulated other comprehensive gain (loss)	194	(50)
Total stockholders’ equity	800,221	739,072
Total liabilities and stockholders’ equity	$990,572	$929,341
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